                                                                    EXHIBIT 10.1
                                                                    ------------


                            SYMPHONIX DEVICES, INC.

                        COMMON STOCK PURCHASE AGREEMENT
                              September 18, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1 Definitions..................................................       1

Section 2 Purchase and Sale of the Common Shares.......................       3

        2.1  Purchase and Sale of the Common Shares at the Closing.....       3
        2.2  Purchase and Sale of the Common stock.....................       4
        2.3  Legends; Stop Transfer Orders.............................       5

Section 3 Representations and Warranties of the Company................       6

        3.1  Organization and Standing.................................       6
        3.2  Corporate Power; Authorization............................       6
        3.3  Issuance and Delivery.....................................       6
        3.4  SEC Documents; Financial Statements; Subsequent Events....       7
        3.5  Governmental Consents.....................................       7
        3.6  Exempt Transactions.......................................       7
        3.7  No Material Adverse Change................................       8
        3.8  Intellectual Property.....................................       8
        3.9  Authorized Capital Stock..................................       9
        3.10 Litigation................................................      10
        3.11 Compliance With Other Instruments.........................      10
        3.12 Brokers or Finders........................................      11
        3.13 No Implied Representations................................      11
        3.14 Properties................................................      11
        3.15 Taxes.....................................................      11
        3.16 Transfer Taxes............................................      11
        3.17 Insurance.................................................      12
        3.18 Complete Copies of Materials..............................      12
        3.19 Indebtedness of the Company...............................      12
        3.20 Investment Company Act....................................      12
        3.21 Integration...............................................      12
        3.22 Manipulation..............................................      12
        3.23 Government Licenses.......................................      13
        3.24 Environmental Laws........................................      13
        3.25 ERISA.....................................................      13
        3.26 S-3 Eligible..............................................      14
        3.27 Nasdaq....................................................      14
        3.28 Representations Complete..................................      14

                              TABLE OF CONTENTS
                                 (continued)

                                                                            Page
                                                                            ----
Section 4 Representations, Warranties and Covenants of the Investors..       14

        4.1  Authorization............................................       14
        4.2  Investment Experience....................................       14
        4.3  Investment Intent........................................       14
        4.4  Registration or Exemption Requirements...................       15
        4.5  No Legal, Tax or Investment Advice.......................       15

Section 5 Conditions to Closing of the Investors......................       15

        5.1  Conditions to Investors' Obligations at the Closing......       15

Section 6 Conditions to Company's Obligations.........................       17

        6.1  Conditions to Company's Obligations at the Closing.......       17

Section 7 The Investors' Covenants and the Company's Rights...........       18

        7.1  The Investors' Voting Obligations........................       18

Section 8 Covenants of the Company and the Investors' Rights..........       19

        8.1  The Investors' Rights to Maintain........................       19
        8.2  Nasdaq Listing...........................................       21
        8.3  Registration Rights......................................       21
        8.4  New Securities...........................................       28
        8.5  Reports Under Securities Exchange Act of 1934............       29
        8.6  Assignment of Rights.....................................       29
        8.7  Stockholders' Meeting....................................       29
        8.8  Proxy Statement..........................................       30
        8.9  Operation of Business....................................       30
        8.10  Election of Directors...................................       30
        8.11  Information Rights......................................       30
        8.12  Termination.............................................       31

Section 9 Termination.................................................       31

        9.1  Termination Events.......................................       31
        9.2  Effect of Termination....................................       32

Section 10 Miscellaneous..............................................       32

       10.1  Waivers and Amendments...................................       32
       10.2  Governing Law............................................       32
       10.3  Consent to Jurisdiction..................................       32
       10.4  Waiver of Jury Trial; Trial Costs........................       33

                               TABLE OF CONTENTS
                                  (continued)

       10.5  Survival.................................................       33
       10.6  Successors and Assigns...................................       33
       10.7  Entire Agreement.........................................       33
       10.8  Notices, etc.............................................       33
       10.9  Severability of this Agreement...........................       34
       10.10 Counterparts.............................................       34
       10.11 Further Assurances.......................................       34
       10.12 Public Announcements.....................................       35
       10.13 Expenses.................................................       35
       10.14 No-Shop..................................................       35


Exhibit A    Schedule of Investors
Exhibit B    Notice of One-Time Adjustment
Exhibit C    Opinion of Company Counsel
Exhibit D-1  Opinion of Patent Counsel
Exhibit D-2  Opinion of Special Patent Counsel
Exhibit E    Form of Davis Standstill Agreement
Exhibit F    Form of Ball Standstill Agreement
Exhibit G-1 Form of Director and Officer Indemnification Agreement Exhibit G-2 Form of Investor Indemnification Agreement

                            SYMPHONIX DEVICES, INC.

                        COMMON STOCK PURCHASE AGREEMENT

     This Agreement is made as of September 18, 2000 by and among Symphonix Devices, Inc., a Delaware corporation (the "Company"), and those investors listed on Exhibit A hereto (the "Investors").
          ---------

                                   Section 1

                                  Definitions
                                  -----------

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Investors and their respective Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be "Affiliates" of one another.

     "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rules 13d-3 and 13d-5 of the rules and regulations promulgated under the Exchange Act.

     "Common Shares" shall mean the shares of Company Common Stock to be purchased pursuant to Section 2.

     "Company Common Stock" shall mean shares of the Common Stock of the Company.

     "Convertible Securities" shall mean any securities of the Company which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date of determination, in the case of Company Common Stock, the average of the closing sale prices of Company Common Stock during the three (3) trading days immediately preceding such date of determination on Nasdaq or, if on any day such security is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time the Company Common Stock is not listed on any domestic securities exchange or quoted on Nasdaq or the domestic over-the-counter market, the "Fair Market Value" shall be the fair market value as determined in good faith jointly by the Company and a majority in interest of the Investors; provided, however, that if such parties are not able to agree on the Fair Market Value within a reasonable period of time (not to exceed twenty (20)

days), the Fair Market Value shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and a majority in interest of the Investors. If the Company and a majority in interest of the Investors are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in Santa Clara County, California, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of its appointment) from a list, jointly prepared by the Company and a majority in interest of the Investors, of not more than four investment banking firms of national standing in the United States, of which no more than two may be named by the Company and no more than two may be named by a majority in interest of the Investors. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of four. The determination of the Fair Market Value by such investment banking firm shall be final and binding upon the parties, and the Company shall pay all of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Fair Market Value.

     "Investors' Pro Rata Portion" shall mean (i) in the case of the issuance of Voting Stock, that number of shares of Voting Stock to be issued which, if purchased by the Investors, would result in the Investors maintaining their percentage interest in the Total Current Voting Power of the Company in effect immediately prior to such issuance of Voting Stock or (ii) in the case of the issuance of any other securities other than Voting Stock, that number of shares of such stock to be issued which, if purchased by the Investors, would result in the Investors maintaining their percentage interest in the Total Outstanding Company Equity in effect immediately prior to such issuance.

     "Nasdaq" shall mean the Nasdaq Stock Market-NNM.

     "New Securities" shall mean shares of Voting Stock or other common stock to be issued by the Company, either directly or indirectly as a result of exercise, conversion or exchange of any Convertible Securities by the holder(s) thereof, excluding any such (i) shares to be issued upon exercise, or conversion or exchange of any security convertible into or exercisable or exchangeable for Voting Stock outstanding on the date of this Agreement (including, but not limited to Convertible Securities issued under the Company's 1994 Stock Option Plan and 1997 Employee Stock Purchase Plan), (ii) shares to be issued upon exercise of any option, warrant or other right to acquire any Voting Stock or Convertible Securities that was previously subject to the Investor's right to maintain its ownership under Section 8.1, (iii) securities issued pursuant to the exercise by an Investor of its rights pursuant to Section 8.1, (iv) securities sold to the public pursuant to a common stock offering registered under the Securities Act, or, (v) shares to be issued upon exercise of options granted pursuant to an employee stock benefit plan.

     "Registrable Securities" means the Common Shares, Additional Shares, New Securities, shares of Company Common Stock issued to Investors pursuant to
Section 8.1 and any other shares of Company Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, Common Shares, Additional Shares or New Securities.

     "Registration Statement" shall mean the registration statement of the Company that covers any of the Registrable Securities registered pursuant to the terms of this Agreement including the prospectus, amendments and supplements to such registration statement, including post-effective amendments , all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     "SEC" shall mean the U.S. Securities and Exchange Commission (or any successor thereto).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Total Current Voting Power" shall mean the total number of votes which may be cast in the election of members of the Board of Directors of either the Company or the surviving corporation of a merger to which the Company is a party if all securities entitled to vote in the election of such directors (on an-as converted basis, if applicable) are present and voted.

     "Total Outstanding Company Equity" shall mean the total number of shares of outstanding capital stock of the Company, on a fully diluted basis assuming the conversion, exchange or exercise of all outstanding securities, whether vested or unvested, convertible, exchangeable or exercisable into or for Company Common Stock.

     "Voting Stock" shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote generally in the election of members of the Board of Directors of the Company.

                                   Section 2

                    Purchase and Sale of the Common Shares
                    --------------------------------------

     2.1   Purchase and Sale of the Common Shares at the Closing
           -----------------------------------------------------

           (a) Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing, that number of shares of the Company's Common Stock determined by dividing (i) the dollar amount set forth opposite each Investor's name on Exhibit A hereto (the "Aggregate Purchase Price") by (ii) $4.064 (the "Original
---------
Per Share Purchase Price").

           (b) The closing of the purchase and sale of the Common Shares pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 on the second business day (the "Closing Date") after a meeting of the stockholders of the Company, duly called for the purpose of approving the transactions contemplated by this Agreement, at which such transactions are approved by the stockholders, or at such other time and place as the Company and J.P. Morgan Capital, L.P. ("JP Morgan") and Patricof & Co. Ventures, Inc. ("Patricof"), acting on behalf of the Investors, may agree.

           (c) At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Investor a certificate representing the Common Shares purchased by such Investor from the Company, dated the date of the Closing, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company's bank account and the Company shall register the issuance and ownership of the Common Shares so purchased in the stockholders' registry and books of the Company.

     2.2   Purchase Price Adjustment
           -------------------------

           (a) Upon the terms and conditions set forth herein, at any time prior to the second anniversary of the Closing Date, each Investor shall be entitled to a one-time adjustment (the "Adjustment") to the number of Common Shares purchased by such Investor pursuant to Section 2.1 above.

           (b) Either JP Morgan or Patricof may elect to exercise the Adjustment on behalf of all Investors, subject to Section 2.2(e), by completing, executing and delivering to the Company the Notice of One-Time Adjustment (the "Adjustment Notice"), the form of which is attached hereto as Exhibit B.
                                                              ---------

           (c) Upon receipt of the Adjustment Notice, the Company shall promptly provide notice (the "Company Notice") to each other Investor of receipt of the Adjustment Notice.

           (d) Upon expiration of the 30 day notice period set forth in Section 2.2(e) herein, the Company shall promptly issue and deliver to each Investor participating in the Adjustment a stock certificate representing fully-paid additional shares of Company Common Stock as set forth herein. The number of additional shares (the "Additional Shares") issued to each Investor pursuant to this Section 2.2 shall be equal to the difference between (i) a fraction, the numerator of which is the Aggregate Purchase Price paid by such Investor, and the denominator of which is the average closing price of the Company Common Stock as reported on Nasdaq for the thirty-three (33) consecutive trading days immediately preceding the date of the applicable Adjustment Notice (or, if the Company Common Stock is not then reported on Nasdaq, the denominator shall equal the Fair Market Value of the Company Common Stock), and (ii) the number of Common Shares purchased by such Investor pursuant to Section 2.1 herein and still held by such Investor.

           (e) Notwithstanding Section 2.2(b), any Investor (an "Restricted Investor") that (i) is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and (ii) has sold any Company securities within the 6 months prior to the date of the Adjustment Notice shall not be allowed to participate in the Adjustment elected pursuant to Section 2.2(b). In addition, any Investor (a "Non-Participating Investor"), other than a Restricted Investor, may elect not to participate in the Adjustment initiated pursuant to
Section 2.2(b) by providing notice to the Company of such intent within 30 days of receipt of the Company Notice. The Restricted Investors and the Non-Participating Investors shall then have the right to subsequently participate in the Adjustment as set forth in Section 2.2(f) provided that either Patricof or JP Morgan does not participate in the Adjustment elected pursuant to Section 2.2(b).

           (f) Either Patricof or JP Morgan, whichever has not participated in the Adjustment elected pursuant to Section 2.2(b), may elect to exercise the Adjustment on behalf of all the Restricted Investors and the Non-Participating Investors by completing, executing and delivering to the Company the Adjustment Notice. Upon receipt of the Adjustment Notice, the Company shall promptly provide the Company Notice to each other Investor. The Restricted Investors and the Non-Participating Investors shall then be entitled to the issuance of additional shares of Company Common Stock in accordance with Section 2.2(d), without regard to the 30 day notice period.

     2.3   Legends; Stop Transfer Orders
           -----------------------------

           (a) All certificates representing the Common Shares and the Additional Shares shall bear the following legends:

                (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SYMPHONIX DEVICES, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

                (ii) "THE SALE , TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCK PURCHASE AGREEMENT BY AND BETWEEN SYMPHONIX DEVICES, INC. AND THE INVESTOR. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SYMPHONIX DEVICES, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF SYMPHONIX DEVICES, INC."

                (iii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

           (b) The certificates representing the Common Shares and the Additional Shares will be subject to a stop transfer order with the Company's transfer agent that restricts the transfer of such shares except in compliance with this Agreement.

           (c) The Company acknowledges and agrees that an opinion of counsel shall not be required upon the transfer by an Investor of any securities to an Affiliate of said Investor, except in unusual circumstances.

                                   Section 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to the Investors as follows:

     3.1  Organization and Standing. The Company is a corporation duly organized
          -------------------------
and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state, and has the requisite corporate power and authority to own and use its properties and to carry on its business as now being conducted and as proposed to be conducted. Other than as disclosed in Schedule 3.1 hereto, the Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either, individually or in the aggregate, is material to the business of the Company. The Company and each of its subsidiaries is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company as a whole.

     3.2  Corporate Power; Authorization. Subject to obtaining stockholder
          ------------------------------
approval as contemplated by Section 5.1(j) hereof, the Company has all requisite legal and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, the Standstill Agreements in the forms attached hereto as Exhibits E and F, respectively, and the Indemnification Agreements in the forms attached hereto as Exhibits G-1 and G-2, respectively (collectively, the "Related Agreements"), to sell and issue the Common Shares and the Additional Shares and to carry out and perform all of its obligations under and contemplated by this Agreement and the Related Agreements. This Agreement and the Related Agreements have been or will be at the Closing, as the case may be, duly executed and delivered by an authorized officer of the Company and as of the date of this Agreement or the Closing Date, as the case may be, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by limitations of equity, public policy and judicial decisions.

     3.3  Issuance and Delivery. Subject to obtaining stockholder approval as
          ---------------------
contemplated by Section 5.1(j) hereof, the issuance, sale and delivery of the Common Shares and the Additional

Shares have been duly authorized by all necessary corporate action of the part of the Company, and, when issued and delivered in compliance with this Agreement, will be duly and validly issued and delivered and will be fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (including, without limitation, any voting or transferability restrictions), except as set forth herein and with respect to applicable securities laws. No preemptive rights (except for those that have been or will be waived prior to the Closing), or other rights to subscribe for or purchase, exist with respect to the issuance and sale of the Common Shares and the Additional Shares by the Company pursuant to this Agreement. Subject to obtaining stockholder approval as contemplated by Section 5.1(j) hereof, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares and the Additional Shares to be sold by the Company as contemplated herein.

     3.4  SEC Documents; Financial Statements; Subsequent Events. The Company
          ------------------------------------------------------
has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(A) and 15(d) of the Exchange Act, through the date of this Agreement and all rules and regulations thereunder. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and all rules and regulations thereunder. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and such SEC Documents, when read as a whole, do not contain as of the date hereof any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company and any subsidiaries at the dates thereof and the results of the Company's operations, and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments, none of which is material) .

     3.5  Governmental Consents. No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement and the Related Agreements except (A) for the filing of a Form D with respect to the issuance of the Common Shares with the SEC and (B) for the filing of a Nasdaq National Market Notification Form (pursuant to Rule 10b-17 promulgated under the Exchange Act) with Nasdaq.

     3.6  Exempt Transactions. Subject in part to the accuracy of the Investors'
          -------------------
representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Common Shares and the Additional Shares in conformity with the terms of this Agreement shall constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     3.7  No Material Adverse Change. Since June 30, 2000, there have not been
          --------------------------
any changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except
(i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse, and (ii) the Company's continued incurrence of operating losses and negative cash flow.

     3.8   Intellectual Property.
           ---------------------

           (a) As of the date hereof, set forth in Schedule 3.8 hereto is a list of all domestic and foreign patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered trade names and copyright registrations, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right and is material to the business of the Company (collectively, the "Company Intellectual Property"). To the best of its knowledge generally, and specifically after conducting a reasonable investigation only with respect to patents held by Hearing Instrument Manufacturers Patent Partnership ("HIMPP") as referenced in their February 9, 1998 facsimile to the Company, the Company owns or possesses sufficient legal rights to all of the Company Intellectual Property, in each case free and clear of any liens, charges, restrictions, claims or encumbrances and without any conflict with, or misappropriation or infringement of, the rights of others, necessary for its business as now conducted and as proposed to be conducted by the Company. To the best of its knowledge, the Company has not infringed, misappropriated or otherwise violated any intellectual property rights of any third person. As of the date hereof, set forth in Schedule 3.8 is a list of all agreements related to Company Intellectual Property (excluding software that may be purchased over-the-counter for less than $25,000 and any other standard end-user, object code, internal-use software license and support/maintenance agreements) to which the Company is party. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Company Intellectual Property is held by assignment, the assignment has been duly recorded with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. None of the trademarks, service marks, applications for trademarks or applications for service marks included in the Company Intellectual Property has been the subject of an opposition or cancellation procedure. There are no claims pending, or to the Company's knowledge, threatened, that the Company Intellectual Property is invalid or unenforceable or that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, and to the best knowledge of the Company, there is no basis for such claim (whether or not pending or threatened). The Company is not actually aware of any violation by a third party of any of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes. The Company is not actually aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, will, to the Company's actual knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. That certain U.S. Patent No. 6,024,717 "Apparatus and Method for Sonically Enhanced Drug Delivery" issued to Ball et al. on February 15, 2000 is not material to the business of the Company.

           (b) The Company has not granted any third party any right to reproduce, distribute, market, or exploit any Company Intellectual Property. There exist no restrictions on the disclosure, use or transfer of the Company Intellectual Property. None of the Company Intellectual Property has been adjudicated invalid or unenforceable in whole or in part, and, to the actual knowledge of the Company, all such Company Intellectual Property is valid and enforceable. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Company Intellectual Property. As of the date hereof, except as set forth in Schedule 3.8, the Company has not given an indemnity in connection with any intellectual property right to any third party.

           (c) All designs, drawings, specifications, source code, object code, documentation, flow charts, and diagrams incorporating or reflecting any of the Company Intellectual Property constitute original creations of, and were written, developed and created solely and exclusively by employees of the Company without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to the Company in consultant confidentiality and invention assignment agreements, copies of which have been provided or made available to the Investors or their special counsel.

     3.9   Authorized Capital Stock. As of the date hereof, the authorized
           ------------------------
capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share, of which at August 31, 2000, 13,432,770 shares were issued and outstanding, and 5,000,000 shares of preferred stock par value $0.001 per share, none of which are outstanding. As of August 31, 2000, the Company has reserved a total of 475,000 shares of Company Common Stock for issuance under its 1997 Employee Stock Purchase Plan, of which, at August 31, 2000, 146,270 shares have been issued pursuant to purchases under such plan. As of August 31, 2000, the Company has reserved a total of 4,499,273 shares of Company Common Stock for issuance under its 1994 Stock Option Plan, of which, at August 31, 2000, 2,438,757 shares of Company Common Stock are duly reserved for issuance upon exercise of outstanding options. As of August 31, 2000, 16,118 shares of Company Common Stock are reserved for issuance upon exercise of other options, warrants and rights held by other parties. Except as set forth on Schedule 3.9 hereto, there are no other options, warrants, conversion privileges, convertible securities or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of any of the Company's or any of its subsidiaries' capital stock or other securities. Except as set forth on Schedule 3.9, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company or any subsidiary, whether pursuant to law, the certificates of incorporation or Bylaws of the Company or any of its subsidiaries, or any agreement or instrument. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the SEC Documents, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth on Schedule 3.9, the Company is not a party to or bound by any agreement or commitment pursuant to which the Company is or could be required to register any securities under the Securities Act. The Common Shares to be purchased at the Closing shall represent approximately 31% of the Total Current Voting Power based upon a total of 13,432,770 shares of Company Common Stock outstanding as of August 31, 2000 plus the 6,397,632 shares to be purchased pursuant to Section 2.1 above and plus the 1,026,062 shares of Company Common Stock to be purchased by Siemens Audiologische Technik GmbH pursuant to a Common Stock Purchase Agreement dated December 1, 1999.

     3.10  Litigation. There are no actions, suits, proceedings or
           ----------
investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the good faith judgment of the Company) of an adverse decision that (A) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (B) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the assets, properties or business of the Company.

     3.11  Compliance With Other Instruments. The business and operations of the
           ---------------------------------
Company and its subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company. Neither the execution and delivery of, nor the performance or compliance with, this Agreement or the Related Agreements by the Company and the transactions contemplated hereby or thereby, will, with or without the giving of notice or the passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties, assets or rights is bound or affected, except for such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the assets, properties, financial condition or business of the Company or (ii) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, or any applicable law, rule, regulation, statute, judgment, order or decree. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, properties, financial condition or business of the Company, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement or the Related Agreements.

     3.12  Brokers or Finders. No person, firm or corporation has or will have,
           ------------------
as a result of any act or omission of the Company, any right, interest or valid claim against the Investors for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     3.13  No Implied Representations. All of the Company's representations and
           --------------------------
warranties are contained in this Agreement and no other representations or warranties by the Company shall be implied.

     3.14  Properties. The Company has good and marketable title to all of its
           ----------
properties and assets reflected as owned in the financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements included in the SEC Documents, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company and any applicable subsidiary holds its leased properties under valid and binding leases and is in compliance therewith, with such exceptions as are not materially significant in relation to the business of the Company and the subsidiaries which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries.

     3.15  Taxes. The Company and its subsidiaries have filed all necessary
           -----
federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, all of such tax returns are true and complete in all material respects, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations, or properties of the Company and its subsidiaries.

     3.16  Transfer Taxes. On the Closing Date and upon the issuance of the
           --------------
Additional Shares all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with fully.

     3.17  Insurance. Each of the Company and its subsidiaries maintains
           ---------
insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering product liability, all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     3.18  Complete Copies of Materials. The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) or has indicated that no such document exists with respect to all documents relating to the Company which the Investors or their counsel have requested in writing to review in connection with this Agreement, and the transactions contemplated hereby.

     3.19  Indebtedness of the Company. As of the date hereof, Schedule 3.18
           ---------------------------
correctly lists all secured and unsecured indebtedness of the Company and its subsidiaries (other than intercompany items) outstanding, or for which the Company or one of its subsidiaries has commitments, which is individually in excess of $100,000 ("Significant Indebtedness") (excluding operating leases). Neither the Company nor any of its subsidiaries is in default with respect to any Significant Indebtedness or any instrument or agreement relating thereto, nor has any event occurred (i) that with the giving of notice or the lapse of time or both would constitute a default thereunder, or (ii) that has given or that with the giving of notice or the lapse of time or both would give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries thereunder, or to a loss of any material benefit to which the Company or any of its subsidiaries is entitled thereunder.

     3.20  Investment Company Act. The Company is not an "investment company" or
           ----------------------
a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.21  Integration. The Company has not, directly or through any agent,
           -----------
sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Common Shares, in a manner that would require the registration of the Common Shares under the Securities Act.

     3.22  Manipulation. During the six-month period ending on the date hereof,
           ------------
the Company has not taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale of the Common Shares.

      3.23  Government Licenses. The Company and its subsidiaries possess such
            -------------------
permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the Government Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries taken as a whole.

     3.24  Environmental Laws. Except as could not, singly or in the aggregate,
           ------------------
reasonably be expected to result in a material adverse effect on the assets, business, financial condition, or results of operations of the Company and its subsidiaries: (a) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) neither the Company nor any of its subsidiaries is lacking any permits, authorizations and approvals required under any applicable Environmental Laws or are in violation of the requirements of such Environmental Laws, (c) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the subsidiaries and (d) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     3.25  ERISA. Neither the Company nor any of its subsidiaries has violated
           -----
any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the assets, business, financial condition, prospects or operations of the Company and its subsidiaries.

     3.26  S-3 Eligible. The Company is in compliance with all registrant
           ------------
requirements necessary to use S-3 for the registration of the Common Shares for resale by the Investors under the Securities Act.

     3.27  Nasdaq. The Company Common Stock currently meets the designation and
           ------
maintenance criteria applicable to a Nasdaq National Market security.

     3.28 Representations Complete. None of the representations or warranties
          ------------------------
made by the Company (as modified by the Disclosure Schedules) in this Section 3, nor any statement made in any schedule or certificate or any written information furnished by the Company to the Investors contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Section 4

          Representations, Warranties and Covenants of the Investors
          ----------------------------------------------------------

     Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

     4.1   Authorization. (i) Such Investor has all requisite legal and
           -------------
corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Additional Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (B) as limited by equitable principles generally.

     4.2   Investment Experience. Such Investor is an "Accredited Investor" as
           ---------------------
defined in Rule 501(A) under the Securities Act. Such Investor is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and Additional Shares. Such Investor has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares.

     4.3   Investment Intent. Such Investor is purchasing the Common Shares and
           -----------------
the Additional Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Such Investor understands that its acquisition of the Common Shares and the Additional Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Shares and the Additional Shares, except in compliance with the terms of this Agreement and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

     4.4   Registration or Exemption Requirements. Such Investor further
           --------------------------------------
acknowledges and understands that the Common Shares and the Additional Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Such Investor understands that the certificate(s) evidencing the Common Shares and the Additional Shares will be imprinted with a legend that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) except as otherwise provided in Section 2.3(c), if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5   No Legal, Tax or Investment Advice. Such Investor understands that
           ----------------------------------
nothing in this Agreement or any other materials presented to such Investor in connection with the purchase of the Common Shares or the Additional Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Additional Shares.

                                   Section 5

                    Conditions to Closing of the Investors
                    --------------------------------------

     5.1   Conditions to Investors' Obligations at the Closing. The obligation
           ---------------------------------------------------
of each Investor to purchase the Common Shares at the Closing under this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

           (a)  Representations and Warranties True. The representations and
                -----------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date (other than representations and warranties made specifically with reference to a particular date, which shall have been true and correct in all respects as of such date), except in each case, or in the aggregate, as does not constitute a material adverse effect on the business, assets, financial condition or operations of the Company.

           (b)  Covenants. All covenants, agreements and conditions contained in
                ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

           (c)  Consents. The Company shall have obtained a waiver or consent
                --------
from holders of registration rights pursuant to the Restated Investors Rights Agreement dated June 11, 1997 and the Common Stock Purchase Agreement dated December 1, 1999 between the Company and a certain stockholder necessary or appropriate for consummation of the transactions contemplated by this Agreement (collectively, the "Waiver"), and stockholders holding a majority of the outstanding Voting Stock of the Company present in person or by proxy at the Company Stockholder Meeting shall have approved the transactions contemplated by this Agreement.

           (d)  Opinion of the Company's Counsel. Each Investor shall have
                --------------------------------
received from Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSG&R"), counsel to the Company, an opinion letter addressed to each Investor in the form attached as Exhibit C dated as of the Closing Date.

           (e)  Opinion of Patent Counsel. Each Investor shall have received
                -------------------------
from Townsend and Townsend and Crew LLP, patent counsel to the Company, an opinion letter addressed to each Investor in the form attached as Exhibit D-1, and from Medlen & Carroll, LLP, special patent counsel to the Company, an opinion letter addressed to each Investor substantially in the form attached as Exhibit D-2, respectively, each dated as of the Closing Date.

           (f)  Compliance Certificate. The Company shall have delivered to
                 ----------------------
each Investor a certificate of the Company, executed by the President or Chief Financial Officer of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (c).

           (g)  Compliance with Laws. The purchase of the Common Shares by each
                --------------------
Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject.

           (h)  Standstill Agreements. Kirk B. Davis shall have entered into a
                ---------------------
Standstill Agreement with the Company in the form attached hereto as Exhibit E, and Geoffrey R. Ball shall have entered into a Standstill Agreement with the Company in the form attached hereto as Exhibit F.

           (i)  Board of Directors. Contemporaneously with and contingent upon
                ------------------
the Closing, the Company's board of directors shall consist of seven members who shall be Geoffrey R. Ball, B.J. Cassin, Roger Radke, Adele Oliva, Howard Powers, Jr., George G. Montgomery and Kirk B. Davis. In accordance with the Certificate of Incorporation of the Company, the first class of directors shall consist of Geoffrey R. Ball, Roger Radke and Howard Powers, Jr. , the second class shall consist of George G. Montgomery and Adele Oliva, and the third class of directors shall consist of Kirk B. Davis and B.J. Cassin.

           (j)  Bylaws. Section 2.3 of the Bylaws of the Company shall have been
                ------
amended to provide that any three directors may call a special meeting of the stockholders of the Company.

           (k)  Stockholder Approval. Stockholders holding a majority of the
                --------------------
outstanding Voting Stock (including Siemens Audiologische Technik GmbH) present, in person or by proxy, at the Company Stockholder's Meeting (as defined in Section 8.7 herein) shall have approved the transactions contemplated by this Agreement.

           (l)  Nasdaq Listing. The Common Shares and Additional Shares shall
                --------------
have been approved for listing by Nasdaq (subject to notification of issuance).

           (m)  D&O Insurance. The Company shall have obtained an insurance
                -------------
policy that covers its directors, officers, and Patricof and JP Morgan and their respective investing Affiliates in an aggregate amount of not less than $20,000,000.

           (n)  Shelf Registration Statement.  A copy of the draft of the form
                ----------------------------
of shelf registration statement to be filed pursuant to Section 8.3(a) herein shall have been provided to Patricof and J.P. Morgan and their respective counsel, and they shall have been afforded an opportunity to comment thereon.

           (o)  SEC Filings.  The Company shall assist Patricof and J.P. Morgan
                -----------
in connection with the preparation of the Forms 3 and Schedule 13D to be filed with the SEC in connection with the Closing; provided, however, that Patricoff
                                             --------  -------
and J.P. Morgan shall be primarily responsible for such filings.

           (p)  Indemnification.  The Company shall have entered into
                ---------------
indemnification agreements with Patricof and JP Morgan and their respective Affiliates and the directors designated by each of Patricof and JP Morgan in the forms attached hereto as Exhibits G-1 and G-2.

                                   Section 6

                    Conditions to Company's Obligations.
                    -----------------------------------

     6.1   Conditions to Company's Obligations at the Closing.  The Company's
           --------------------------------------------------
obligation to sell and issue the Common Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

           (a)  Representations and Warranties True.  The representations and
                -----------------------------------
warranties made by each Investor herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the same date (other than representations and warranties made specifically with reference to a particular date, which shall have been true and correct in all material respects as of such date).

           (b)  Consents.  The Company shall have obtained the Waiver, and
                --------
stockholders holding a majority of the outstanding Voting Stock of the Company present in person or by proxy at the Company Stockholder Meeting shall have approved the transactions contemplated by this Agreement; provided, however, if the Company shall fail to obtain the Waiver, the registration rights set forth in Section 8.3 herein shall be amended to the extent necessary to render the Waiver unnecessary to consummate the transactions contemplated hereby and the Company shall be deemed to have waived this condition to its obligations.

           (c)  Compliance with all Laws.  At the Closing, the purchase of the
                ------------------------
Common Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

                                   Section 7


               The Investors' Covenants and the Company's Rights
               -------------------------------------------------

     7.1   The Investors' Voting Obligations.
           ---------------------------------

           (a) Each Investor shall take such action as may be required so that all shares of Voting Stock Beneficially Owned by such Investor are voted for or cast in favor of one nominee to the Board of Directors of the Company designated by each of Patricof and one nominee to the Board of Directors of the Company designated by JP Morgan.

           (b) Except as set forth in paragraph (a) above, nothing in this Agreement shall preclude an Investor from voting shares of Voting Stock which it Beneficially Owns in such manner as such Investor determines, in its sole discretion, on any matter presented to the holders of Voting Stock for a vote, consent or other approval.

           (c) So long as an Investor Beneficially Owns at least 1% of the Total Current Voting Power, such Investor shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Stock held by such Investor may be counted for purposes of determining the presence of a quorum at such meetings.

                                   Section 8

              Covenants of the Company and the Investors' Rights
              --------------------------------------------------

     8.1   The Investors' Rights to Maintain.
           ---------------------------------

           (a)  In General.  In the event the Company proposes an issuance of
                ----------
New Securities, each Investor shall have the right to purchase for the same consideration paid by any other purchaser such Investor's Pro Rata Portion, in whole or in part, at an aggregate purchase price equal to the product of the lowest price per share at which such New Securities were or will be sold in such issuance (a price per share as determined in accordance with subsection (b) below), multiplied by such Investor's Pro Rata Portion or any part thereof (the "Purchase Price").

           (b)  Issuances of New Securities.
                ---------------------------

                (i) No fewer than ten (10) and no more than thirty (30) calendar days prior to the issuance and sale of any New Securities, the Company shall notify each Investor of the Company's intention to make such issuance by written notice (the "Company's Issuance Notice") setting forth the number and type of New Securities and the calculation of each Investor's Pro Rata Portion.

                (ii) Within fourteen (14) calendar days after receipt by each Investor of the Company's Issuance Notice, each Investor shall notify the Company by written notice (the "Investor's Issuance Notice") stating whether such Investor desires to buy such Investor's Pro Rata Portion, or any part thereof, for the Purchase Price.

                (iii) The Company shall promptly, in writing, inform each Investor that purchases all the New Securities available to it (each, a "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten (10)-calendar-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Company Common Stock issued and held, or issuable upon conversion and exercise of all Convertible Securities then held, by such Fully-Exercising Investor bears to the total number of shares of Company Common Stock issued and held, or issuable upon conversion and exercise of all Convertible Securities then held by all Fully-Exercising Investors.

                (iv) If the Company issues and sells the New Securities, then each Investor shall be obligated to purchase (if it has elected to exercise its right to maintain in the Investor's Issuance Notice) such Investor's Pro Rata Portion (or part thereof) for the Purchase Price. The closing of any purchases pursuant to this Section 8.1(b) shall take place contemporaneously, subject to the provisions of paragraph (c) below. If an Investor either

(A) does not deliver an Investor's Issuance Notice within the time periods specified above or (B) elects in an Investor's Issuance Notice not to purchase the Investor's Pro Rata Portion or any part thereof the Company shall not be obligated to sell to the Investor the Investor's Pro Rata Portion.

                (v) The purchase price per share at which each Investor shall be entitled to purchase such Investor's Pro Rata Portion shall be determined as follows:

                       (1) If the event giving rise to the Investor's rights is a sale or issuance of New Securities for cash or property, including, without limitation, for securities or assets by way of merger in connection with the acquisition of another company, the price shall be the price per share specified in the agreement relating to such issuance, or if no such price is specified, the Fair Market Value of the New Securities determined as of the date of issuance and sale of such New Securities.

                       (2) If the event giving rise to the Investor's rights is an issuance of New Securities upon conversion of any security convertible into or exchangeable for Common Stock or upon exercise of any option, warrant or right to acquire any New Securities, the price shall be the exercise price per share of such New Securities determined as of the date of such conversion or exercise plus a pro-rata portion of the premium paid for the underlying option, warrant or right.

                       (3) If the event giving rise to the Investor's rights is an institutional private placement, the price shall be the price per share at which the New Securities were sold by the Company.

                       (4) In all other cases, the price shall be the Fair Market Value of the New Securities determined as of the date of the issuance and sale of such New Securities.

           (c)  Closing; Other Matters.
                ----------------------

                (i) The purchase and sale of any New Securities pursuant to this
Section 8.1 shall take place at the offices of the Company contemporaneously with the closing of the sale of the New Securities to purchasers other than Investors or at such other time and place as the Company and a majority in interest of the Investors participating in such issuance of New Securities may agree.

                (ii) The Company and the Investors shall use their best efforts to comply with all federal and state laws and regulations and Nasdaq and stock exchange listing requirements applicable to any purchase and sale of shares of New Securities under this Section 8.1. The issuance of such shares shall be subject to compliance with applicable laws and regulations and requirements of Nasdaq and any applicable stock exchange.

                (iii) Upon receipt of the applicable Investor's Issuance Notice by the Company, the Investor and the Company each shall be obligated, subject to the other terms and conditions of this Agreement, to consummate the purchase and sale contemplated by this Section 8.1 and shall use their best efforts to secure any approvals required in connection therewith.

                (iv) Any securities acquired by an Investor hereunder and all of the Investors' rights to maintain, shall be subject to all restrictions and obligations of the Investor set forth elsewhere in this Agreement including, but not limited to, Section 7.1 of this Agreement.

                (v) All of the Company's obligations and the Investor's rights set forth in this Section 8.1 shall terminate on the fifth anniversary of the Closing Date.

     8.2   Nasdaq Listing. The Company shall file a listing application with
           --------------
Nasdaq for the Common Shares and the Additional Shares and all Company Common Stock of the Company held by the Investors and use its best efforts to maintain the listing of its Common Stock on Nasdaq (or a comparable system then in use) or the New York Stock Exchange or other national exchange for a period of not less than three years from the date of issuance.

     8.3   Registration Rights. The Investors shall have the following
           -------------------
registration rights:

           (a)  Shelf Registration.
                ------------------

                (i) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date that is ten (10) days after the Closing Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of the Registrable Securities. The Registration Statement shall be on an appropriate form permitting registration of such securities for resale by such Investors in accordance with the methods of distribution elected by the Investors and set forth in the Registration Statement. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the first anniversary of the Closing Date and (ii) such date as all securities registered on such Registration Statement have been resold (the earlier to occur is the "Effectiveness Termination Date"); provided, however, that the Company may suspend sales of Company Common Stock pursuant to such Registration Statement for a period of not more than forty-five (45) days in the aggregate in the event it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided further and subject to the provisions of this Section 8.3(a)(i), the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading. At the time the Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

                (ii) If the Registration Statement ceases to be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                (iii) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by an Investor.

                (iv) Each Investor agrees that if such Investor wishes to sell securities pursuant to the Registration Statement, it will do so only in accordance with this Agreement.

           (b)  Company Registration.
                --------------------

                (i)    Notice of the Investor. If at any time or from time to
                       ----------------------
time, the Company shall determine to register any Company capital stock, for its own account or for the account of others (other than the Investors), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Shares, the Company will:

                       (1) Promptly give to each Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                       (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Common Shares and Additional Shares specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Investor.

                (ii)   Underwriting. If the registration of which the Company
                       ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Investor as a part of the written notice given pursuant to Section 8.3(b)(i). In such event the right of an Investor to registration pursuant to Section 8.3(b) shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. If an Investor proposes to distribute its Common Shares and Additional Shares through such underwriting, it shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.3, if the Company and the underwriter determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the Company and the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to any amount that the Company and the underwriter may reasonably determine, but in no event shall (A) any Registrable Securities be reduced unless all other securities (other than securities to be issued by the Company) are first entirely excluded from the underwriting, or (B) the amount of securities of the selling Investors included in the offering be reduced below 25% of the total amount of securities included in such offering.

     No Common Shares or Additional Shares excluded from the underwriting by reason of the marketing limitation shall be included in such registration. If such Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter.

           (c)  Form S-3. In addition to the rights contained in the foregoing
                --------
provision of this Section 8.3, the Investors shall have the following rights:

                (i) Special Situations Private Equity Fund, L.P. and its investment Affiliates shall have the right at any time during the period commencing on the Effectiveness Termination Date and ending on the second anniversary of the Closing Date to request registration on Form S-3 under this
Section 8.3(c) (such request shall be in a writing signed by such Investor and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such securities by such Investor); and

                (ii) the Investors shall have the right at any time after the Effectiveness Termination Date to request registration on Form S-3 under this
Section 8.3(c) (such requests shall be in a writing signed by the holders of a majority in interest of the Common Shares and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such securities by the Investors).

Notwithstanding the foregoing provisions of this Section 8.3(c), the Company shall not be required to effect a registration pursuant to this Section 8.3(c) unless Investors propose to dispose of Common Shares and Additional Shares which the Investors reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least five hundred thousand dollars ($500,000), provided that the Company shall not be required to effect a registration pursuant to this Section 8.3(c) if at the time of the request for a registration on Form S-3 the Company in good faith gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a firmly underwritten registered public offering (but such notice may not be given more than once in any six (6) month period), and provided further that the Company shall not be required to effect more than one registration pursuant to
Section 8.3(c)(i), and provided further that the Company shall not be required to effect more than one registration pursuant to Section 8.3(c)(ii) in any six
(6) month period, and provided further the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of up to 60 days after receipt of the Investor's request if the Company shall furnish to the Investors a certificate signed by an officer of the Company stating that in the good faith judgment of the Company's Board of Directors it would be seriously detrimental to the Company and its stockholders for such Form S-3 to be effected at such time; provided, however, that the Company may exercise this deferral only once in any 12 month period.

           (d)  Expenses of Registration. All Registration Expenses incurred in
                ------------------------
connection with any registration pursuant to Section 8.3(a), Section 8.3(b) or
Section 8.3(c) shall be borne by the Company. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 8.3(a), 8.3(b) and Section 8.3(c) hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of counsel for the Investors, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as defined hereinafter). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Investors. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Common Shares and Additional Shares.

           (e)  Registration Procedures. In the case of each registration,
                -----------------------
qualification or compliance effected by the Company pursuant to this Section 8.3, the Company will keep the Investors advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                (i) Subject to Section 8.3(a), keep such registration, qualification or compliance effective for a period of sixty (60) days or until the Investors have completed the distribution described in the registration statement relating thereto, whichever first occurs: provided, however, the Company may suspend sales of Registrable Securities pursuant to a Registration Statement for a period of not more than fifteen (15) days in the aggregate in the event it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; and provided further that if any such suspension shall occur, the Company shall keep such Registration Statement effective for an additional period equal to the period sales were suspended;

                (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                (iii) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection
           --------
therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                (vi) Notify immediately each Investor holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading;

                (vii) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included;

                (viii) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                (ix) Use its best efforts to furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this
Section 8.3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8.3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering (and reasonably acceptable to the counsel for the Investors), addressed to the underwriters, if any, and to the Investors requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering (and reasonably acceptable to the counsel for the Investors), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

           (f)  Indemnification
                ---------------

                (i) The Company will indemnify each Investor, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Investor within the meaning of the Securities Act, (collectively, the "Investors' Agents") with respect to which registration, qualification or compliance has been effected pursuant to this Section 8.3, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each Investor, and each Investors' Agent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished in writing by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

                (ii) Each Investor will indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, any underwriter, and each other Investor, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, and officers, control persons, underwriter and each other Investor for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein; provided, however, that the indemnity agreement provided in this Section 8.3(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor, which consent shall not be unreasonably withheld. In no event shall an Investor's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                (iii) Each party entitled to indemnification under this Section 8.3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.3(f), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (iv) If the indemnification provided for in this Section 8.3(f) is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an Investor under this
Section 8.3(f) exceed the net proceeds from the offering received by such Investor. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (vi) The obligations of the Company and each Investor under this Section 8.3 shall survive the completion of any offering of the Registrable Securities in a registration statement under this Section 8.3, and otherwise.

           (g)  Information by the Investor. Each Investor shall furnish to the
                ---------------------------
Company such information regarding such Investor and the distribution proposed by such Investor as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

           (h)  Delay of Registration. Each Investor shall not have any right to
                ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.3.

           (i)  Termination of Registration Rights. All rights and duties
                ----------------------------------
provided for in this Section 8.3 shall terminate on the earlier of (i) the date five (5) years from the Closing Date, or (ii) with respect to any Investor, the date that the Investor is able to dispose of all of such Investor's shares in one three-month period pursuant to Rule 144 and such Investor holds less than 1% of the Company's outstanding securities.

     8.4   New Securities. The Company agrees not to issue any (i) securities
           --------------
senior to the Common Shares with respect to dividends, liquidation preference, voting rights, registration rights or redemption rights or (ii) Company Common Shares (excluding any shares sold pursuant to a registration statement filed with the SEC) sold at a discount to the Fair Market Value in a transaction in which the Company receives at least $5 million in proceeds from the sale of such shares for a period of two years from the Closing without the prior written consent of a majority in interest of the Investors.

     8.5   Reports Under Securities Exchange Act of 1934. With a view to making
           ---------------------------------------------
available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

           (b) use its best efforts to take such action as is necessary to enable the Investors to utilize Form S-3 for the sale of their Registrable Securities;

           (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (d) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     8.6  Assignment of Rights. The rights to cause the Company to register
          --------------------
Registrable Securities pursuant to Section 8.3 may be assigned by an Investor only to an Affiliate of such Investor. In the event of such assignment, the transferee shall furnish the Company written notice of such assignment and agree in writing to be bound by the obligations of the Investor under this Agreement.

     8.7  Stockholders' Meeting. The Company shall, in accordance with the laws
          ---------------------
of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, use its best efforts to convene a meeting of holders of Company Common Stock (the "Company Stockholders' Meeting") as promptly as practicable but in no event more than forty-five (45) days after the Proxy Statement (as defined in Section 8.8) is declared effective, to consider and vote upon the approval of the transactions contemplated hereby, including, without limitation, the sale and issuance of the Common Shares and Additional Shares to the Investors in accordance with the terms of this Agreement. Subject to fiduciary obligations under applicable law, the Board of Directors of the Company shall recommend such approval, shall not withdraw or modify such recommendation and shall solicit such approval. Without limiting the generality of the foregoing, if the Board of Directors of the Company withdraws or modifies its recommendation, the Company shall nonetheless cause the Company Stockholders' Meeting to be convened and a vote to be taken, and the Board of Directors shall communicate to the Company's stockholders its basis for such withdrawal or modification.

     8.8   Proxy Statement.
           ---------------

           (a) The Company shall as promptly as practicable after the date hereof prepare and file with the SEC a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the "Proxy Statement") to solicit the approval of the transactions contemplated hereby by the Company's stockholders. The Company shall use reasonable efforts to have the Proxy Statement declared effective under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as promptly as practicable after such filing, and promptly mail the Proxy Statement to the stockholders of the Company.

           (b) The Company shall keep the Investors apprised of the status of matters relating to the Proxy Statement and the Company Stockholders' Meeting, including promptly furnishing the Investors and their counsel with copies of notices or other communications received by the Company from the SEC or Nasdaq.

     8.9   Operation of Business. The Company agrees that, between the date of
           ---------------------
this Agreement and the earlier of the termination of this Agreement and the Closing Date, except as expressly contemplated by any provision of this Agreement, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice.

     8.10  Election of Directors. So long as Patricof, on the one hand, and JP
           ----------------------
Morgan, on the other hand, beneficially own 1,230,315 shares of Company Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), the Company shall include in the slate of nominees recommended by the Company's Board of Directors or management to stockholders for election as directors at each annual meeting of stockholders of the Company the individuals designated by Patricof and JP Morgan, respectively. The Company's Board of Directors and management shall vote all shares for which the Company's management or Board of Directors hold proxies or is otherwise entitled to vote in favor of the directors designated by Patricof and JP Morgan. In the event that the director designated by Patricof or JP Morgan shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by a designee of such party reasonably acceptable to the Company.

     8.11  Information Rights. The Company covenants and agrees to deliver to
           ------------------
the Investors copies of all regularly prepared financial statements (to the extent such financial statements are not included in SEC Filings required to be made by the Company) and to notify the Investors, as soon as reasonably practicable, of any material adverse change in the financial condition, business, prospects or corporate affairs of the Company. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided however, that the Company shall not be obligated pursuant to this Section 8.11 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     8.12  Board Observer. In the event a director elected pursuant to Section
           --------------
8.10 herein is unable to attend a meeting of the Board of Directors, then either Patricof or JP Morgan, as the case may be, shall have the right to appoint a non-voting observer to attend such meeting; provided, however, the Company may require as a condition precedent to the rights hereunder that such proposed observer and each person to have access to any information provided by the Company with respect to such meeting shall agree to hold in trust and confidence and to act in a fiduciary manner with respect to any and all information so received; and , provided further that the Company reserves the right not to provide any information and to exclude such proposed observer from any meeting or portion thereof if receipt of such information or attendance at such meeting would result iin disclosure of trade secrets or would adversely affect the attorney-client privilege between the Company and its counsel or if such proposed observer is either a competitor of the Company or is otherwise unacceptable to the Company in its reasonable judgment.

     8.13  Acquisitions. The Company agrees that it shall not acquire (by
           ------------
merger, reorganization, purchase of substantially all assets or otherwise) any other business or business entity in any transaction or series of related transactions in which the total consideration paid by the Company exceeds $10 million.

     8.14  Termination. The covenants of the Company set forth in this Section 8
           -----------
(other than covenants which terminate earlier as specifically set forth in such covenant) shall terminate on the earlier to occur of (i) the fifth anniversary of the Closing Date, (ii) with respect to Patricof and its Affiliates, the date on which Patricof and its Affiliates beneficially own less than 1,230,315 shares of Company Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), (iii) with respect to JP Morgan and its Affiliates, the date on which JP Morgan and its Affiliates beneficially own less than 1,230,315 shares of Company Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), and (iv) with respect to all Investors, the date on which each of Patricof and JP Morgan and their respective Affiliates beneficially own less than 1,230,315 shares of Company Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like).

                                   Section 9

                                  Termination
                                  -----------

     9.1   Termination Events. Without prejudice to other remedies which may be
           ------------------
available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

           (a) by mutual written consent of the Company and a majority in interest of the Investors;

           (b) by either the Company or a majority in interest of the Investors by giving written notice to the other party or parties if the Closing shall not have occurred prior to February 15, 2001, unless extended by written agreement of the parties; provided that the party seeking termination pursuant to
                --------
this subsection (b) is not in default or breach hereunder and provided,
                                                              --------
further, that the right to terminate this Agreement under this clause (b)
-------
shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct and the party seeking termination knew of such breach prior to the date of this Agreement;

           (c) by either the Company or a majority in interest of the Investors by giving written notice to the other party or parties if any governmental authority shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable; or

           (d) by either the Company or a majority in interest of the Investors in the event the Company's stockholders do not approve the transactions contemplated hereby at the Company Stockholder's Meeting.

     9.2   Effect of Termination. In the event of any termination of this
           ---------------------
Agreement pursuant to Section 9.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of either party or its respective subsidiaries and Affiliates in respect thereof, except that such termination shall not relieve the Company or any Investor of any liability for any breach of this Agreement, and in such event, the Company shall pay the reasonable legal and other expenses of the Investors incurred with respect to the preparation of this Agreement and the Related Agreements.

                                  Section 10

                                 Miscellaneous
                                 -------------

     10.1  Waivers and Amendments. This Agreement may be modified, waived,
           ----------------------
changed or discharged only pursuant to a writing executed by the Company and Patricof and JP Morgan.

     10.2  Governing Law. This Agreement shall be governed in all respects by
           --------------
and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

     10.3  Consent to Jurisdiction. Each of the Company and Investors hereby
           -----------------------
agrees to submit to the jurisdiction of the U.S. Federal courts in the State of California, and consents that service of process with respect to all such courts may be made by registered mail to such Person at the address of such Person set forth in Section 10.9 below with respect to any disputes arising out of this Agreement.

     10.4  Waiver of Jury Trial; Trial Costs. Each of the Company, for itself
           ---------------------------------
and its Affiliates, and Investors hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Company and the Investors or their Affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.

     10.5  Survival. The representations and warranties, made in this Agreement
           --------
shall survive for two years after the Closing, and all covenants and agreements shall survive until performed or waived, unless terminated sooner pursuant to the terms of this Agreement.

     10.6  Successors and Assigns. The provisions hereof shall inure to the
           ----------------------
benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Investors may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Agreement without the prior written consent of the other party.

     10.7  Entire Agreement. This Agreement, including all exhibits, hereto
           ----------------
constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     10.8  Notices, etc. All notices and other communications required or
           ------------
permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed:

     If to the Company:       Terence J. Griffin
                              Vice President Finance and Chief Financial Officer
                              2331 Zanker Road
                              San Jose, CA  95131
                              Facsimile:  (408) 232-0720

     With a courtesy copy to: Issac J. Vaughn
                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Rd.
                              Palo Alto, CA  94304
                              Facsimile:  (650) 493-9811
     If to the an Investor:   The address set below such Investor's name in

     with a courtesy copy to: Warren T. Lazarow, Esq.
                              Brobeck, Phleger & Harrison LLP
                              Two Embarcadero Place
                              2200 Geng Road
                              Palo Alto, CA 94393
                              Facsimile:  (650) 496-2885

                              Jack P. Jackson, Esq.
                              Proskauer Rose LLP
                              1585 Broadway
                              New York, NY 10036-8299
                              Facsimile:  (212) 969-2900

All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     10.9  Severability of this Agreement. If any provision of this Agreement
           ------------------------------
shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.10 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     10.11 Further Assurances. Each party to this Agreement shall do and perform
           ------------------
or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.12 Public Announcements. Except as may be required by law or regulation,
           --------------------
the Company shall not use the name of, or make reference to, any Investor or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Investor's prior written consent which consent shall not be unreasonably withheld. The initial press release with respect to the execution of this Agreement shall be approved by Patricof and JP Morgan on behalf of the Investors. Thereafter, so long as this Agreement is in effect, the Company and the Investors shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Company, on the one hand, and the Investors, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement as may, upon the advice of counsel, be required by law if it has used all reasonable efforts to consult with the other party.

     10.13 Expenses. The Company shall bear its own expenses and the legal
           --------
expenses of the Investors incurred with respect to this Agreement and the transactions contemplated hereby.

     10.14 No-Solicitation. Neither the Company nor any of its directors or
           ---------------
officers shall, during the period between the execution of this Agreement and either the Closing or the termination hereof pursuant to Section 9, pursue, initiate, encourage or engage in any negotiations or discussions with any other person regarding the sale or other disposition on behalf of the Company (whether by merger, reorganization, recapitalization or otherwise) of all or any part of the capital stock of the Company (including, without limitation, any private sale by the Company of Company Common Stock or Convertible Securities to any financial or strategic investor) or any of the Company's assets or business (a "Transaction Proposal") or provide any information to any other person regarding the Company other than information which has historically been provided in the regular course of business operations to third parties where the Company does not reasonably believe that such information may be utilized to evaluate any such Transaction Proposal. The Company hereby covenants and agrees to promptly notify the Investors if any Transaction Proposal or any inquiry or contact with any person or entity with respect thereto, is made.

     The foregoing agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    SYMPHONIX DEVICES, INC.

                                    a Delaware corporation

                                    By: /s/ Kirk Davis
                                       ----------------------------------

                                    Title: President and CEO
                                          -------------------------------

                                    "INVESTORS"

                                    J.P. MORGAN CAPITAL, L.P.:

                                    By:   J.P. Morgan Capital Corporation,

                                    Its General Partner

                                    By: /s/ Howard F. Powers, Jr.
                                       -----------------------------------
                                          Howard F. Powers, Jr.
                                          Managing Director



                                    APAX EXCELSIOR VI, L.P. (A Delaware Limited
                                    Partnership):

                                    By:   APAX Excelsior VI Partners, L.P.,
                                            General Partner
                                    By:   Patricof & Co. Managers Inc.,
                                            General Partner

                                    By: /s Janet G. Effland
                                       -----------------------------------
                                          Janet G. Effland
                                          Vice President


                                    PATRICOF PRIVATE INVESTMENT CLUB III, L.P.:

                                    By:   APAX Excelsior VI Partners, L.P.
                                            Its General Partner
                                    By:   Patricof & Co. Managers Inc.
                                            Its General Partner

                                    By: /s/ Janet G. Effland
                                       -----------------------------------
                                          Janet G. Effland
                                          Vice President

                                    SPECIAL SITUATIONS PRIVATE EQUITY FUND,
                                    L.P.:

                                    By:  /s/ David Greenhouse
                                         --------------------------------------
                                         David Greenhouse

                                    Title: Managing Director
                                         --------------------------------------


                                    SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.:

                                    By:  /s/ David Greenhouse
                                         --------------------------------------
                                         David Greenhouse

                                    Title:  Managing Director
                                         --------------------------------------


                                    BRENDAN JOSEPH CASSIN and ISABEL B.
                                    CASSIN,TRUSTEES OF THE CASSIN FAMILY
                                    TRUST U/D/T dated 1/31/96:

                                    By: /s/ B.J. Cassin
                                        ---------------------------------------
                                        B.J. Cassin, Trustee


                                    CASSIN FAMILY PARTNERS, A California Limited
                                    Partnership:

                                    By:  /s/ B.J. Cassin
                                         --------------------------------------
                                         B.J. Cassin, General Partner

                                    ROBERT S. CASSIN CHARITABLE TRUST UTA dated
                                    2/20/97:

                                    By:  /s/ B.J. Cassin
                                         ---------------------------------------
                                         B.J. Cassin, Trustee


                                        RICHARD M. LUCAS FOUNDATION:

                                    By:  /s/ Donald L. Lucas
                                         ---------------------------------------
                                         Donald L. Lucas
                                         Chairman of the Board


                                    DONALD L. LUCAS, SUCC TTEE, DONALD L.
                                    LUCAS PROFIT SHARING TRUST dated 1/1/84:

                                    By:  /s/ Donald L. Lucas
                                         ---------------------------------------
                                         Donald L. Lucas
                                         Successor Trustee


                                    BARBARA B. ELLISON & DONALD L. LUCAS,
                                    TRUSTEES OF THE DAVID FERRIS ELLISON
                                    TRUST dated 12/7/83:

                                    By:  /s/ Donald L. Lucas
                                         ---------------------------------------
                                         Donald L. Lucas
                                         Trustee

                                    BARBARA B. ELLISON & DONALD L. LUCAS,
                                    TRUSTEES OF THE MARGARET ELIZABETH
                                    ELLISON TRUST dated 2/7/86:

                                    By:  /s/ Donald L. Lucas
                                         ---------------------------------
                                         Donald L. Lucas
                                         Trustee

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                   INVESTOR                                  INVESTMENT               SHARES TO BE
                                                               AMOUNT               ISSUED AT CLOSING
-----------------------------------------------------------------------------------------------------
J.P. Morgan Capital, L.P.                                  $10,000,000.32                   2,460,630
-----------------------------------------------------------------------------------------------------
APAX Excelsior VI, L.P.                                    $ 9,713,000.64                   2,390,010
-----------------------------------------------------------------------------------------------------
Patricof Private Investment Club III, L.P.                 $   286,999.68                      70,620
-----------------------------------------------------------------------------------------------------
Special Situations Private Equity Fund, L.P.               $ 2,750,000.00                     676,673
-----------------------------------------------------------------------------------------------------
Special Situations Technology Fund, L.P.                   $ 1,250,000.00                     307,578
-----------------------------------------------------------------------------------------------------
Cassin Family Trust                                        $   500,000.00                     123,031
-----------------------------------------------------------------------------------------------------
Cassin Family Partners                                     $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
Robert S. Cassin Charitable Trust                          $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
Richard M. Lucas Foundation                                $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
Donald L. Lucas Profit Sharing Trust                       $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
David Ferris Ellison Trust                                 $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
Margaret Elizabeth Ellison Trust                           $   250,000.00                      61,515
-----------------------------------------------------------------------------------------------------
TOTAL                                                      $26,000,000.64                   6,397,632
-----------------------------------------------------------------------------------------------------

                                  EXHIBIT B

                        NOTICE OF ONE-TIME ADJUSTMENT

     Pursuant to Section 2.2 of the Common Stock Purchase Agreement (the "Agreement") dated as of September ___, 2000 by and among Symphonix Devices, Inc., a Delaware corporation (the "Company"), and certain investors (the "Investors), the undersigned Investor hereby elects to exercise the right to a one-time adjustment of the purchase price of the Common Stock of the Company purchased by the Investors pursuant to the Agreement.

     This Notice shall be effective as of ___________________ ___, 200__.

     This Notice may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                         ELECTING INVESTOR:

                                         ______________________________

                                  EXHIBIT C

                         OPINION OF COMPANY COUNSEL


                            ______________, 2000



To the Investors party to the
Symphonix Devices, Inc.
Common Stock Purchase Agreement
dated as of September 18, 2000

     Ladies and Gentlemen:

     Reference is made to the Common Stock Purchase Agreement, dated as of September 18, 2000 (the "Agreement"), complete with all listed exhibits thereto, by and among Symphonix Devices, Inc., a Delaware corporation (the "Company"), and the investors party to the Agreement (the "Investors"), which provides for the issuance by the Company to the Investors of shares of Common Stock of the Company. This opinion is rendered to you pursuant to Section 5.1(d) of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Common Shares and Additional Shares.
As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our

To the Investors party to the
Symphonix Devices, Inc. Stock Purchase Agreement
_______________, 2000
Page 2

opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investors in the Agreement and pursuant thereto are true and correct. We are also assuming that the Investors have acquired the Common Shares and Additional Shares, for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following qualifications:

           (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and secured parties, including, without limitation, federal, state or other laws regarding fraudulent transfers;

           (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

           (c) We express no opinion as to compliance with applicable antifraud provisions of federal or state securities laws;


           (d) We express no opinion as to the enforceability of the indemnification provisions of the Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statues and judicial decisions;

           (e) We express no opinion as to Section 8.10 of the Agreement which, among other things, relates to the election to the Company's Board of Directors of designees of certain Investors; and

           (f) We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained or relied upon the opinions of counsel admitted to the bars of such states, but rather have relied

To the Investors party to the
Symphonix Devices, Inc. Stock Purchase Agreement
_______________, 2000
Page 3

upon compilations of the securities laws of such states contained in reporting services currently available to us.

     Based upon and subject to the foregoing, and except as set forth in the Agreement, we advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to conduct its business. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's business, financial condition or results of operations.

     2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Common Shares and Additional Shares under the Agreement, and to carry out and perform its obligations under the terms of the Agreement.

     3. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Common Shares and Additional Shares issued under the Agreement, when issued, will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Restated Certificate of Incorporation or Bylaws of the Company, each as currently in effect. To our knowledge, except for rights described in the Agreement, the SEC Documents, the Restated Certificate of Incorporation or the Bylaws, there are no other options, warrants, conversion privileges or other rights currently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights, pursuant to any written agreement identified to us as material by which the Company is bound.

     4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Agreement by the Company, the authorization, sale, issuance and delivery of the Common Shares and the Additional Shares, and the performance of the Company's obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5. The execution, delivery and performance of and compliance with the terms of the Agreement and the issuance of the Common Shares and the Additional Shares (assuming the issuance of the Additional Shares as of the date hereof, and also assuming that no Investor has either purchased or sold any of the Company's securities, including derivative securities, at any

To the Investors party to the
Symphonix Devices, Inc. Stock Purchase Agreement
_______________, 2000
Page 4

time during the six months prior to the date hereof) does not violate any provision of the Restated Certificate of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement and the issuance of the Common Shares and the Additional Shares (assuming the issuance of the Additional Shares as of the date hereof) have not resulted and will not result in any material violation of, or constitute a material default under, any indenture, mortgage or deed of trust or other agreement, instrument, court order, judgment or decree binding upon the Company and identified to us as material.

     6. No consent, approval or authorization of or designation, declaration or filing with any United States or California governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Common Shares and the Additional Shares (assuming the issuance of the Additional Shares as of the date hereof), or the consummation of any other transaction contemplated thereby, except the filing with the Nasdaq Stock Market of a notice of listing of additional shares on Form 10b-17.

     7. To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company, any of its officers, directors, employees or its properties before any court or governmental agency which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business or which questions the validity of the Agreement or any action taken or to be taken by the Company in connection therewith.

     8. Based in part upon the representations to you in the Agreement, the offer and sale of the Common Shares and the Additional Shares (assuming the issuance of the Additional Shares as of the date hereof) to you pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Common Shares and the Additional Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                 Sincerely,

                                 WILSON SONSINI GOODRICH & ROSATI
                                 Professional Corporation

                                 EXHIBIT D-1
                          OPINION OF PATENT COUNSEL


                               [Closing Date]

To the Investors party to the Common
Stock Purchase Agreement dated
September 18, 2000 between
Symphonix Devices, Inc. and said Investors:

Ladies and Gentlemen:

     Re:  Symphonix Devices, Inc.
     Our File: 16828-000000

     We at Townsend and Townsend and Crew LLP are acting and have acted as patent counsel to Symphonix Devices, Inc., a Delaware corporation (the "Company"). We have reviewed Symphonix's intellectual property portfolio and are rendering the opinions set forth in this opinion letter pursuant to Section 5.1(e) of the Common Stock Purchase Agreement dated September 18, 2000 by and between the Company and you (the "Agreement") in connection with the sale and issuance shares of the Company's Common Stock.

     We are familiar with the technology used by the Company in its business and the manner of its use thereof and, with regard to the Company's patents, are of the opinion that:

     (i) nothing has come to our attention that causes us to believe the patents listed in Schedule 3.8 to the Agreement are invalid;

     (ii) to the best of our knowledge, there are no legal or governmental proceedings pending relating to patent rights or other proprietary information or materials, and to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

     (iii) to the best of our knowledge, the Company is not infringing or otherwise violating any patent, trade secrets, or other proprietary information or materials of others, including the patents held by the Hearing Instrument Manufacturers Patent Partnership (HIMPP) as referenced in their February 9, 1998 facsimile to Symphonix, and to the best of our knowledge, there are no infringements by others of any of the Company's patents, trade secrets, or other proprietary information or material which in our judgement could affect materially the use thereof by the Company; and

     (iv) we are unaware of licenses or other rights to patents, trade secrets or other proprietary information or materials not possessed by the Company which are necessary to conduct the business now being or proposed to be conducted by the Company as described in the Agreement.

     Our opinion is subject to the following qualifications:

     A. We are admitted to the bar of the State of California and are admitted to practice before the district Courts of the United States and the United States Patent and Trademark Office, and we express no opinion as to the laws of any other jurisdiction.

     B. For the purposes of our opinion, we are relying in part on factual matters certified to us by an officer of the Company as set forth in the attached Officer's Certificate.

     C. We represent the Company primarily in patent matters and would not necessarily expect to be informed of other matters relating to other aspects of the Company's intellectual property, including trademarks, trade secrets and licensing matters.

                                     Very truly yours,



                                     James M. Heslin

         OFFICER'S CERTIFICATE TO TOWNSEND AND TOWNSEND AND CREW LLP


     The undersigned officer of Symphonix Devices, Inc. (the "Company"), for the purpose of the opinion to be delivered by Townsend and Townsend and Crew LLP to the Investors of the Common Stock Purchase governed by the Agreement executed on or about September 18, 2000, does hereby certify to Townsend and Townsend and Crew LLP as follows:

     1.  I am an officer of the Company;

     2. To the best of my knowledge, the Company has not received notice of any claim of infringement of any patent or patents;

     3. To the best of my knowledge, the facts set forth in Section 3.8 of the Agreement are true and correct; and

     4. To the best of my knowledge, the Company does not need to obtain a license from or become a member of the Hearing Instrument Manufacturers Patent Partnership (HIMPP) and the Company obtains the digital processors used in the Company's products from a supplier who is a member of HIMPP.


_______________                           _____________________________
Date                                      Signature

                                          _____________________________
                                          Name

                                          _____________________________
                                          Title

                                 EXHIBIT D-2
                      OPINION OF SPECIAL PATENT COUNSEL


                               [Closing Date]

To the Investors party to the Common
Stock Purchase Agreement dated
September 18, 2000 between
Symphonix Devices, Inc. and said Investors:

Ladies and Gentlemen:

     Re:  Symphonix Devices, Inc.
     Our File: BALL-2046

     We at Medlen & Carroll LLP are acting and have acted as patent counsel to Symphonix Devices, Inc., a Delaware corporation (the "Company"). We have reviewed the portion of the Company's intellectual property portfolio with which we are assisting, as indicated on Schedule 3.8 to the Common Stock Purchase Agreement dated September 18, 2000 by and between the Company and you (the "Agreement"), and are rendering the opinions set forth in this opinion letter pursuant to Section 5.1(e) of the Agreement in connection with the sale and issuance shares of the Company's Common Stock.

     We are familiar with some of the technology used by the Company in its business and the manner of its use thereof and, with regard to the Company's Intellectual property that we have assisted with, are of the opinion that:

     (i) nothing has come to our attention that causes us to believe the patents with which we were assisting, as listed in Schedule 3.8 to the Agreement, are invalid;

     (ii) to the best of our knowledge, there are no legal or governmental proceedings pending relating to patent rights or other proprietary information or materials, and to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

     (iii) to the best of our knowledge, the Company is not infringing or otherwise violating any patent, trade secrets, or other proprietary information or materials, of others, and to the best of our knowledge, there are no infringements by others of the Company's patents, with which we were assisting, as listed in Schedule 3.8 to the Agreement which, in our judgement could affect materially the use thereof by the Company; and

     (iv) we are unaware of licenses or other rights to patents, trade secrets or other proprietary information or materials not possessed by the Company which are necessary to conduct the business now being or proposed to be conducted by the Company as described in the Agreement.



                                     Very truly yours,



                                     Kamrin MacKnight, J.D., Ph.D

                            STANDSTILL AGREEMENT

     This Agreement is made by and between Symphonix Devices, Inc. (the "Company") and Geoffrey R. Ball ("Ball") as of September __, 2000.

     1.  Restriction on Transfer of Voting Stock. Without the prior written
         ---------------------------------------
consent of a majority of the disinterested members of the Board of Directors of the Company, Ball shall not sell, transfer, pledge or otherwise encumber or dispose of ("Transfer") any shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company (collectively, the "Common Securities"), of which he is the record owner or beneficial owner, except as follows:

         (a) in a Transfer which, when taken together with all prior Transfers of Common Securities by Ball during the term of this Agreement does not exceed 10% of the Common Securities owned by Ball as of the date of this Agreement; and

         (b) in a Transfer which, when taken together with all prior Transfers of Common Securities by Ball during the 90 days preceding the date of such proposed Transfer does not exceed 5% of the Common Securities owned by Ball as of the date of this Agreement.

     2.  Term and Termination. This Agreement shall continue in force for a
         --------------------
term of 1 year from the date of this Agreement, unless earlier terminated in writing by the mutual agreement of the parties.

     3.  Miscellaneous.
         -------------

         (a) This Agreement shall be governed by and construed under the laws of the State of California. The federal and state court of the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

         (b) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

         (c) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         (d) It is agreed that no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default by the other party, under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by one party of any breach or default under this Agreement or any waiver by one party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or at law or otherwise afforded to a party shall be cumulative and not alternative.

     (e) Ball agrees that its obligations under this Agreement are necessary and reasonable to protect the Company and the Company's business. Ball expressly agrees that monetary damages would be inadequate to compensate the Company for any breach of any covenant or agreement set forth herein. Ball agrees and acknowledges that such violation or threatened violation will cause irreparable injury to the Company and that in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

     (f) Ball is the sole record and beneficial owner of 611,239 shares of Company Common Stock. Ball has the full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ball and the consummation by Ball of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Ball, and the performance by Ball of his obligations hereunder will not conflict with the terms of any other agreement to which he is a party or instrument by which he is bound. This Agreement constitutes the legal, valid and binding obligation of Ball, enforceable against him in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).


                [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Standstill Agreement as of the date first set forth above.

  SYMPHONIX DEVICES, INC.           GEOFFREY R. BALL


By: _______________________         ___________________________

Title: ____________________

                            STANDSTILL AGREEMENT

     This Agreement is made by and between Symphonix Devices, Inc. (the "Company") and Kirk B. Davis ( "Davis") as of September __, 2000.

     1.  Restriction on Transfer of Voting Stock. Without the prior written
         ---------------------------------------
consent of a majority of the disinterested members of the Board of Directors of the Company, Davis shall not sell, transfer, pledge or otherwise encumber or dispose of any shares of Common Stock of the Company, or any securities convertible into or exchangeable or exercisable for Common Stock of the Company, of which he is the record owner or beneficial owner.

     2.  Term and Termination. This Agreement shall continue in force for a
         --------------------
term of 1 year from the date of this Agreement, unless earlier terminated in writing by the mutual agreement of the parties.

     3.  Miscellaneous.
         -------------

           (a) This Agreement shall be governed by and construed under the laws of the State of California. The federal and state court of the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

           (b) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

           (c) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           (d) It is agreed that no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default by the other party, under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by one party of any breach or default under this Agreement or any waiver by one party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or at law or otherwise afforded to a party shall be cumulative and not alternative.

           (e) Davis agrees that his obligations under this Agreement are necessary and reasonable to protect the Company and the Company's business. Davis expressly agrees that monetary damages would be inadequate to compensate the Company for any breach of any covenant or agreement set forth herein. Davis agrees and acknowledges that such violation or threatened violation will cause irreparable injury to the Company and that in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

           (f) Davis is the sole record and beneficial owner of 100,517 shares of Company Common Stock. Davis has the full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Davis and the consummation by Davis of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Davis, and the performance by Davis of his obligations hereunder will not conflict with the terms of any other agreement to which he is a party or instrument by which he is bound. This Agreement constitutes the legal, valid and binding obligation of Davis, enforceable against him in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Standstill Agreement as of the date first set forth above.

  SYMPHONIX DEVICES, INC.            KIRK B. DAVIS


By: _________________________        ______________________________

Title: ______________________

                                 EXHIBIT G-1

           FORM OF OFFICER AND DIRECTOR INDEMNIFICATION AGREEMENT

                           SYMPHONIX DEVICES, INC.

                          INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is effective as of _______________ by and between Symphonix Devices, Inc., a Delaware corporation (the "Company"), and ____________ ("Indemnitee").

     WHEREAS, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

     WHEREAS, the Company and Indemnitee recognize the difficulty in obtaining liability insurance for the Company's directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

     WHEREAS, the Company and Indemnitee desire to have in place the additional protection provided by an indemnification agreement, and to provide indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by Delaware law; and

     WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein;

     NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

     1.  Certain Definitions.
         -------------------

         (a) "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof,
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

         (b) "Claim" shall mean with respect to a Covered Event: any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

         (c) References to the "Company" shall include, in addition to Symphonix Devices, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Symphonix Devices, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         (d) "Covered Event" shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

         (e) "Expenses" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

         (f)  "Expense Advance" shall mean a payment to Indemnitee pursuant to
Section 3 of Expenses in advance of the settlement of or final judgement in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

         (g) "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements).

         (h) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         (i)  "Reviewing Party" shall mean, subject to the provisions of
Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

         (j) "Section" refers to a section of this Agreement unless otherwise indicated.

         (k) "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

     2.  Indemnification.
         ---------------

         (a)  Indemnification of Expenses.  Subject to the provisions of
              ---------------------------
Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

         (b)  Review of Indemnification Obligations.  Notwithstanding the
              -------------------------------------
foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under
Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences
--------  -------
legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

         (c)  Indemnitee Rights on Unfavorable Determination; Binding Effect.
              --------------------------------------------------------------
If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

         (d)  Selection of Reviewing Party; Change in Control.  If there has
              -----------------------------------------------
not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

         (e)  Mandatory Payment of Expenses.  Notwithstanding any other
              -----------------------------
provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

     3.  Expense Advances.
         ----------------

         (a)  Obligation to Make Expense Advances.  Upon receipt of a written
              -----------------------------------
undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefore by the Company hereunder under applicable law, the Company shall make Expense Advances to Indemnitee.

         (b)  Form of Undertaking.  Any obligation to repay any Expense Advances
              -------------------
hereunder pursuant to a written undertaking by the Indemnitee shall be unsecured and no interest shall be charged thereon.

         (c)  Determination of Reasonable Expense Advances.  The parties agree
              --------------------------------------------
that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

     4.  Procedures for Indemnification and Expense Advances.
         ---------------------------------------------------

         (a)  Timing of Payments.  All payments of Expenses (including without
              ------------------
limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnitee is presented to the Company.

         (b)  Notice/Cooperation by Indemnitee.  Indemnitee shall, as a
              --------------------------------
condition precedent to Indemnitee's right to be indemnified or Indemnitee's right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         (c)  No Presumptions; Burden of Proof.  For purposes of this
              --------------------------------
Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo
                                                                          ----
contendere, or its equivalent, shall not create a presumption that Indemnitee
----------
did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder under applicable law, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

         (d)  Notice to Insurers.  If, at the time of the receipt by the
              ------------------
Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

         (e)  Selection of Counsel.  In the event the Company shall be obligated
              --------------------
hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ
Indemnitee's separate counsel in any such Claim at Indemnitee's expense and
(ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

     5.  Additional Indemnification Rights; Nonexclusivity.
         -------------------------------------------------

         (a)  Scope.  The Company hereby agrees to indemnify the Indemnitee to
              -----
the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a

Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 10(a) hereof.

         (b)  Nonexclusivity.  The indemnification and the payment of Expense
              --------------
Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

     6.  No Duplication of Payments.  The Company shall not be liable under this
         --------------------------
Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

     7.  Partial Indemnification.  If Indemnitee is entitled under any
         -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

     8.  Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge
         ---------------------
that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     9.  Liability Insurance.  To the extent the Company maintains liability
         -------------------
insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

     10.  Exceptions.  Notwithstanding any other provision of this Agreement,
          ----------
the Company shall not be obligated pursuant to the terms of this Agreement:

         (a)  Excluded Actions or Omissions.  To indemnify or make Expense
              -----------------------------
Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

         (b)  Claims Initiated by Indemnitee.  To indemnify or make Expense
              ------------------------------
Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except
(i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

         (c)  Lack of Good Faith.  To indemnify Indemnitee for any Expenses
              ------------------
incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

         (d)  Claims Under Section 16(b).  To indemnify Indemnitee for Expenses
              --------------------------
and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     11.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall constitute an original.

     12.  Binding Effect; Successors and Assigns.  This Agreement shall be
          --------------------------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company's request.

     13.  Expenses Incurred in Action Relating to Enforcement or
          ------------------------------------------------------
Interpretation.  In the event that any action is instituted by Indemnitee under
--------------
this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof,

Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

     14.  Period of Limitations.  No legal action shall be brought and no
          ---------------------
cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any
                                          --------  -------
shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     15.  Notice.  All notices, requests, demands and other communications
          ------
under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic, certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     16.  Consent to Jurisdiction.  The Company and Indemnitee each hereby
          -----------------------
irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

     17.  Severability.  The provisions of this Agreement shall be severable
          ------------
in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     18.  Choice of Law.  This Agreement, and all rights, remedies, liabilities,
          -------------
powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.

     19.  Subrogation.  In the event of payment under this Agreement, the
          -----------
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     20.  Amendment and Termination.  No amendment, modification, termination or
          -------------------------
cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     21.  Integration and Entire Agreement.  This Agreement sets forth the
          --------------------------------
entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

     22.  No Construction as Employment Agreement.  Nothing contained in this
          ---------------------------------------
Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.


                 [Remainder of page deliberately left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

Symphonix Devices, Inc.

By: __________________________

Name: ________________________

Title: _______________________

Address: _____________________

                                    AGREED TO AND ACCEPTED

                                    INDEMNITEE:


                                    ___________________________________
                                    (signature)

                                    ___________________________________
                                    Name

                                    ___________________________________
                                    Address

                                 EXHIBIT G-2

                 FORM OF INVESTOR INDEMNIFICATION AGREEMENT

                           SYMPHONIX DEVICES, INC.

                          INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is effective as of _______________ by and between Symphonix Devices, Inc., a Delaware corporation (the "Company"), and ____________ ("Indemnitee").

     WHEREAS, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

     WHEREAS, the Company and Indemnitee desire to have in place the additional protection provided by an indemnification agreement, and to provide indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by Delaware law; and

     WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein;

     NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

     1.  Certain Definitions.
         -------------------

         (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

         (b) "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the

Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

         (c) "Claim" shall mean with respect to a Covered Event: any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

         (d) References to the "Company" shall include, in addition to Symphonix Devices, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Symphonix Devices, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify the Indemnitee, so that Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         (e) "Covered Event" shall mean any event or occurrence related to the fact that Indemnitee is or was an Affiliate of the Company, or any subsidiary of the Company, or arising from any action or inaction of the Indemnitee based upon Indemnitee's status as an Affiliate of the Company.

         (f) "Expenses" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

         (g)  "Expense Advance" shall mean a payment to Indemnitee pursuant to
Section 3 of Expenses in advance of the settlement of or final judgement in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

         (h) "Indemnitee" shall be deemed to include any and all Affiliates of the Indemnitee.

         (i) "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements).

         (j) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         (k)  "Reviewing Party" shall mean, subject to the provisions of
Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

         (l) "Section" refers to a section of this Agreement unless otherwise indicated.

         (m) "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

     2.  Indemnification.
         ---------------

         (a)  Indemnification of Expenses.  Subject to the provisions of
              ---------------------------
Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

         (b)  Review of Indemnification Obligations.  Notwithstanding the
              -------------------------------------
foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under
Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if
                                         --------  -------
Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

         (c)  Indemnitee Rights on Unfavorable Determination; Binding Effect.
              --------------------------------------------------------------
If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

         (d)  Selection of Reviewing Party; Change in Control.  If there has
              -----------------------------------------------
not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

         (e)  Mandatory Payment of Expenses.  Notwithstanding any other
              -----------------------------
provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

     3.  Expense Advances.
         ----------------

         (a)  Obligation to Make Expense Advances.  Upon receipt of a written
              -----------------------------------
undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefore by the Company hereunder under applicable law, the Company shall make Expense Advances to Indemnitee.

         (b)  Form of Undertaking.  Any obligation to repay any Expense Advances
              -------------------
hereunder pursuant to a written undertaking by the Indemnitee shall be unsecured and no interest shall be charged thereon.

         (c)  Determination of Reasonable Expense Advances.  The parties agree
              --------------------------------------------
that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

     4.  Procedures for Indemnification and Expense Advances.
         ---------------------------------------------------

         (a)  Timing of Payments.  All payments of Expenses (including without
              ------------------
limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnitee is presented to the Company.

         (b)  Notice/Cooperation by Indemnitee.  Indemnitee shall, as a
              --------------------------------
condition precedent to Indemnitee's right to be indemnified or Indemnitee's right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         (c)  No Presumptions; Burden of Proof.  For purposes of this
              --------------------------------
Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo
                                                                          ----
contendere, or its equivalent, shall not create a presumption that Indemnitee
----------
did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder under applicable law, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

         (d)  Notice to Insurers.  If, at the time of the receipt by the
              ------------------
Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

         (e)  Selection of Counsel.  In the event the Company shall be obligated
              --------------------
hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ
Indemnitee's separate counsel in any such Claim at Indemnitee's expense and
(ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

     5.  Additional Indemnification Rights; Nonexclusivity.
         -------------------------------------------------

         (a)  Scope.  The Company hereby agrees to indemnify the Indemnitee to
              -----
the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify Indemnitee, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 10(a) hereof.

         (b)  Nonexclusivity.  The indemnification and the payment of Expense
              --------------
Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

     6.  No Duplication of Payments.  The Company shall not be liable under this
         --------------------------
Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

     7.  Partial Indemnification.  If Indemnitee is entitled under any
         -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

     8.  Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge
         ---------------------
that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     9.  Liability Insurance.  To the extent the Company maintains liability
         -------------------
insurance applicable to entities similarly situated as Indemnitee, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the entities similarly situated as Indemnitee.

     10.  Exceptions.  Notwithstanding any other provision of this Agreement,
          ----------
the Company shall not be obligated pursuant to the terms of this Agreement:

         (a)  Excluded Actions or Omissions.  To indemnify or make Expense
              -----------------------------
Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under Section 145 of the Delaware General Corporation Law or other applicable law.

         (b)  Claims Initiated by Indemnitee.  To indemnify or make Expense
              ------------------------------
Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except
(i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

         (c)  Lack of Good Faith.  To indemnify Indemnitee for any Expenses
              ------------------
incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this

Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

         (d)  Claims Under Section 16(b).  To indemnify Indemnitee for
              --------------------------
Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     11.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall constitute an original.

     12.  Binding Effect; Successors and Assigns.  This Agreement shall be
          --------------------------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     13.  Expenses Incurred in Action Relating to Enforcement or
          ------------------------------------------------------
Interpretation.  In the event that any action is instituted by Indemnitee
--------------
under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

     14.  Period of Limitations.  No legal action shall be brought and no
          ---------------------
cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided,
                                                             --------
however, that if any shorter period of limitations is otherwise applicable to
-------
any such cause of action, such shorter period shall govern.

     15.  Notice.  All notices, requests, demands and other communications
          ------
under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic, certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     16.  Consent to Jurisdiction.  The Company and Indemnitee each hereby
          -----------------------
irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

     17.  Severability.  The provisions of this Agreement shall be severable
          ------------
in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     18.  Choice of Law.  This Agreement, and all rights, remedies, liabilities,
          -------------
powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.

     19.  Subrogation.  In the event of payment under this Agreement, the
          -----------
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     20.  Amendment and Termination.  No amendment, modification, termination or
          -------------------------
cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     21.  Integration and Entire Agreement.  This Agreement sets forth the
          --------------------------------
entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

     22.  No Construction as Employment Agreement.  Nothing contained in this
          ---------------------------------------
Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.


                  [Remainder of page deliberately left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

Symphonix Devices, Inc.

By: ___________________________

Name: _________________________

Title: ________________________

Address: ______________________

                                    AGREED TO AND ACCEPTED

                                    INDEMNITEE:


                                    ______________________________
                                    Name


                                    By: __________________________


                                    Name: ________________________


                                    Title: _______________________


                                    Address: